UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2017

AVEXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37693	90-1038273
(Commission File No.)	(IRS Employer Identification No.)

2275 Half Day Rd, Suite 200

Bannockburn, Illinois 60015

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (847) 572-8280

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 4.01              Changes in Registrant’s Certifying Accountant.

On July 11, 2017, the Audit Committee of the Board of Directors of AveXis, Inc. (the “Company”), following careful deliberation, approved the dismissal of PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, and appointed Deloitte & Touche LLP as the Company’s new independent registered public accounting firm, subject to completion of its standard client acceptance procedures.

The reports of PricewaterhouseCoopers LLP on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2015 and 2016 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2015 and 2016 and the subsequent interim period through July 11, 2017, there were no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreements in connection with its reports for such fiscal years; and there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in the Company’s internal control over financial reporting disclosed in its Annual Reports on Form 10-K for the fiscal years ended December 31, 2015 and 2016, related to the determination that we did not design or maintain an effective control environment with the sufficient number of trained professionals with an appropriate level of accounting knowledge, training and experience to properly analyze, record and disclose accounting matters commensurate with our financial reporting requirements, which contributed to further material weaknesses related to the design and maintenance of (i) formal accounting policies, procedures and controls commensurate with the Company’s accounting and financial reporting requirements, (ii) formal accounting policies, or processes and procedures to identify, analyze, and appropriately account for and disclose complex debt and equity agreements, or share-based compensation awards and (iii) processes and procedures that restrict access to key financial systems and records to appropriate users and evaluate whether appropriate segregation of duties is being maintained. Specifically, certain personnel had access to financial application, programs and data beyond that needed to perform their individual job responsibilities without independent monitoring. The Audit Committee discussed the subject matter of these reportable events with PricewaterhouseCoopers LLP. The Company has authorized PricewaterhouseCoopers LLP to respond fully and without limitation to all requests of Deloitte & Touche LLP concerning all matters related to the periods audited by PricewaterhouseCoopers LLP, including with respect to the subject matter of these reportable events.

The Company provided PricewaterhouseCoopers LLP with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that PricewaterhouseCoopers LLP furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of PricewaterhouseCoopers LLP’s letter dated July 14, 2017 is filed as Exhibit 16.1 hereto.

During the fiscal years ended December 31, 2015 and 2016 and the subsequent interim period through July 11, 2017, neither the Company nor anyone acting on its behalf consulted with Deloitte & Touche LLP regarding either (i) the application of accounting principles to any specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Deloitte & Touche LLP provide written or oral advice to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a

“disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
16.1	Letter dated July 14, 2017 from PricewaterhouseCoopers LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2017	AVEXIS, INC.

	By:	/s/ Sean P. Nolan
Sean P. Nolan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
16.1	Letter dated July 14, 2017 from PricewaterhouseCoopers LLP.